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                                                                    EXHIBIT 10.3

ACUSON CORPORATION
CONSULTING AGREEMENT, DATED JUNE 20, 1994, BETWEEN
      WILLIAM H. ABBOTT AND THE COMPANY


                              CONSULTING AGREEMENT
                              --------------------


     THIS AGREEMENT ("Agreement") is entered into by and between Acuson Corporation, a Delaware corporation, having a principal place of business at 1220 Charleston Road, Mountain View, California 94043 ("Acuson"), and William H. Abbott ("Abbott"), a resident of Palo Alto, California, as of June 20, 1994.

1.   ENGAGEMENT OF SERVICES

     Abbott agrees to perform consulting services ("Services") for Acuson as Acuson may reasonably request from time to time during the term of this Agreement. Subject to the terms of this Agreement, Abbott will render the Services to the best of Abbott's ability.

2.   COMPENSATION

     During the term of this Agreement, Acuson will pay Abbott as follows:
For the period June 20, 1994 through and including June 19, 1995, the sum of $ 234,000, and for the period June 20, 1995 through and including June 19, 1996, the sum of $ 156,000. Such amounts will be paid to Abbott monthly. In addition to the foregoing sums, Abbott will be reimbursed for reasonable out-of-pocket expenses incurred by Abbott in performing the Services, within forty-five (45) days of receipt of Abbott's invoice, provided Abbott has furnished such documentation for such expenses as Acuson may reasonably request.

3.   CONFIDENTIAL INFORMATION

     3.1  INFORMATION.

          (a) INFORMATION. Abbott shall hold in trust and confidence all information, documents and other materials, regardless of form, relating to Acuson, its business, suppliers and customers supplied to Abbott or learned by Abbott in the course of performing the Services ("Information").

          (b) LIMITATIONS ON USE. Abbott will use Information solely to perform the Services for the benefit of Acuson and will not disclose Information to any person not an employee of Acuson.

     3.2 ACUSON PROPERTY. All work performed by Abbott for Acuson under this Agreement and all documents and other material, whether delivered to Abbott by Acuson or made or received by Abbott in the performance of Services (the "Acuson Property") are the sole and exclusive property of Acuson. Abbott agrees to deliver promptly the original and any copies of the Acuson Property to Acuson at any time upon Acuson's request. Upon termination of this Agreement by either party for any reason, Abbott agrees to deliver promptly to Acuson or destroy, at Acuson's option, the original and any copies of the Acuson Property (including any copies stored in any computer memory or other storage medium).

4.   OUTSTANDING OPTIONS

     4.1 VESTING. As of June 20, 1994, all vesting under Abbott's outstanding options granted under the Company's 1986 Supplemental Stock Option Plan and 1991 Stock Incentive Plan (collectively "Outstanding Options") shall cease, except that, (a) with respect to Abbott's Outstanding Option for 75,038 shares granted on June 4, 1993, options for an additional 18,760 shares shall be deemed vested as of June 20, 1994; (b) with respect to Abbott's Outstanding Options for 60,030 shares granted on June 4, 1993, options for an additional 15,008 shares shall be deemed vested as of June 20, 1994, (c) with respect to Abbott's Outstanding Options for 40,000 shares granted on October 26, 1993, options for an additional 8,000 shares shall be deemed vested as of June 20, 1994.

     4.2  OPTION EXERCISABILITY.  Acuson and Abbott acknowledge that
Abbott's Outstanding Options shall remain exercisable only during the term of this Agreement, except as provided in Section 4.3 below.

     4.3  OPTION AGREEMENT.  Except as set forth in Sections 4.1, 4.2 and this 4.3, the Supplemental Stock Option Terms governing Abbott's Outstanding Options shall remain in full force and effect. Paragraph 5 of Abbott's Supplemental Stock Option Terms granted under the Company's 1986 Supplemental Stock Option Plan and paragraph 5 of Abbott's Supplemental Stock Option Terms granted under the Company's 1991 Stock Incentive Plan are hereby amended to read as follows:
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            "The term of this option commences on the grant date set forth in the Agreement and, unless sooner terminated as set forth in the Plan, terminates on the date that your consulting agreement with the Company terminates, unless

            (a) The termination of your relationship as a consultant is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which case this option shall terminate one (1) year following such termination; or

            (b) The termination of your relationship as a consultant is due to your death, in which case this option shall terminate eighteen (18) months after your death; or

            (c) In connection with the termination of your consulting agreement, you become an employee of the Company, in which case this amended Paragraph 5 shall be of no force and effect and Paragraph 5 as in effect prior to this amendment shall become in full force and effect.

            However, notwithstanding the foregoing, in no event shall this option be exercisable more than ten (10) years from the date the option is granted and in no event may this option be exercised on or after the date on which it terminates. This option may be exercised following termination of your relationship as a consultant only as to that number of shares as to which it was exercisable on the date of termination."


5.   TERM AND TERMINATION

     5.1 TERM. This Agreement is effective June 20, 1994 and will terminate on June 19, 1996, unless terminated earlier as set forth below.

     5.2 TERMINATION BY ACUSON. Acuson may terminate this Agreement immediately upon Abbott's breach of Section 3 ("Confidential Information") and/or upon any acts of gross misconduct by Abbott directly affecting this Agreement or which in any way adversely reflects upon Acuson.

     5.3 TERMINATION BY ABBOTT. Abbott may terminate this Agreement, with or without cause, at any time upon fifteen (15) days prior written notice to Acuson.

6.   INDEPENDENT RELATIONSHIP

     Abbott's relationship with Acuson is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency or employment relationship. Except as otherwise agreed between Abbott and Acuson, Abbott will not be entitled to any of the benefits which Acuson may make available to its employees. Abbott is solely responsible for, and will file, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. No part of Abbott's compensation will be subject to withholding by Acuson for the payment of any social security, federal, state or any other employee payroll taxes.

7.   GENERAL PROVISIONS

     7.1 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of California as applied to agreements entered into and to be performed entirely within California between California residents.

     7.2 WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party will not operate, or be interpreted, as a waiver of any other or subsequent breach.

     7.3 SUCCESSORS AND ASSIGNS. This Agreement is not assignable by either party hereto without the consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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     7.4  SURVIVAL.  Section 3 ("Confidential Information") shall survive termination of this Agreement.

     7.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral, except that nothing in this Agreement shall amend, modify or supersede in any way Abbott's obligations under any other agreement with Acuson with respect to Acuson confidential or proprietary information. This Agreement may be amended or supplemented, and any right hereunder may be waived, only by a writing that is signed by both parties.


ACUSON CORPORATION:                       ABBOTT:


By:
    -----------------------------         -----------------------------
         Samuel H. Maslak                         William H. Abbott